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                                                                    EXHIBIT 23.1

             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

The Board of Directors
Platinum Underwriters Holdings, Ltd.:

We consent to the incorporation by reference in the registration statements (No. 333-104257) on Form S-8 and (Nos. 333-113823 and 333-129182) on Form S-3 of
Platinum Underwriters Holdings, Ltd. and subsidiaries ("Platinum") of our reports dated February 28, 2006, with respect to the consolidated balance sheets of Platinum as of December 31, 2005 and 2004, and the related consolidated statements of income and comprehensive income, shareholders' equity, and cash flows for the each of the years in the three-year period ended December 31, 2005, and all related financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of Platinum.

                                                      /s/  KPMG LLP


New York, New York
February 28, 2006